POWER OF ATTORNEY The undersigned hereby appoints each of Shawn McGoran, Carlos Clark, Alexandria Crist, and Sheree Parente, or any of them signing singly, and with full power of substitution, the undersigned's true and lawful attorney-infact to: (1) prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID, if necessary, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords and to prepare for, coordinate and enroll the undersigned in EDGAR Next or any successor filing system, enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any rule or regulation of the SEC; (2) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of the Dick's Sporting Goods, Inc. (the "Company"), Forms 3, 4, and 5 (and any amendments thereto) in accordance with Section 16(a) of the Exchange Act, and the rules thereunder; (3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC, including (i) acting as an account administrator or delegated administrator for the undersigned's EDGAR Next account and carrying out any action associated with such administrator designation or delegation as such attorney-in-fact deems necessary or appropriate or (ii) causing the Company to accept a delegation of authority from any of the undersigned's EDGAR Next account administrators and pursuant to such delegation authorize the Company's EDGAR Next account administrators to appoint, remove or replace designated users for the undersigned's EDGAR Next account as such attorney-in-fact deems necessary or appropriate, and any stock exchange or similar authority; and (4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fa ct.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be as of this day OG\o\ocr: 2. , 1.0'215 . Signa~ Name Commonwealth of Pennsylvania ) ) County of Allegheny ) On 1his, the 1- day of b~\r£\r , 2025, before me ~~Y~IL , the undersigned officer, personally appeared i,..\o,.vd,ub ~~. known to me (or satisfactorily proven) t be teperson whose name is subscribed to the within instrument, and acknowledged that he/she executed the same for the purposes therein contained. In witness whereof, I hereunto set my hand and official seal. Notary Public